As filed with the Securities and Exchange Commission on August 18, 2000
                                        Registration  No.  333-____________
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -----------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                         ----------------------------


                            CYCLO3PSS CORPORATION
              (Exact name of Registrant as specified in charter)

            Delaware                                    87-0455642
          ------------                               ----------------
     (State or Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)               Identification Number)


                             3646 West 2100 South
                          Salt Lake City, Utah 84120
                                (801) 972-9090
          (Address and telephone number of principal executive office)


                        William R. Stoddard, President
                             3646 West 2100 South
                          Salt Lake City, Utah 84120
                                (801) 972-9090

           (Name, address and telephone number of agent for service)

                                with copies to:
                            A.O. Headman, Jr., Esq.
                           Cohne, Rappaport & Segal
                        525 East 100 South, Fifth Floor
                          Salt Lake City, Utah 84102
                                (801) 532-2666


   Approximate date of commencement of proposed sale to the public: From time to time after the Effective Date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following 0box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [XX]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                        Proposed       Proposed
                                        Maximum        Maximum
Title of Each             Amount        Offering       Aggregate   Amount of
Class of Securities       Being         Price Per      Offering    Registration
Being Registered          Registered    Unit           Price       Fee
-------------------------------------------------------------------------------
Common Stock, $.001       3,573,024     $.33(2)        $1,179,098   $311.28
Par Value                 Shares(1)
-------------------------------------------------------------------------------
Total                                                  $1,179,098   $311.28
-------------------------------------------------------------------------------

       (1) Represents shares of Common Stock issuable upon the conversion of Convertible Promissory Note issued by the Company to a single note holder. Additional shares of Common Stock issuable in the future pursuant to certain anti-dilution adjustments to the Note are also being registered hereunder pursuant to Rule 416.

       (2) The price of $.33 per share, which was the closing prices of the Registrant's ordinary shares on the NASDAQ OTC Electronic Bulletin Board on August 16, 2000, is set forth solely for the purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

-------------------------------------------------------------------------------
The information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.
-------------------------------------------------------------------------------


                 Subject to Completion, dated August 18, 2000.
       ----------------------------------------------------------------

                                  PROSPECTUS

                       3,573,024 Shares of Common Stock
                             CYCLO3PSS CORPORATION

     The selling stockholder named in this Prospectus is offering and selling up to 3,573,024 shares of the common stock of Cyclo3pss Corporation. These are shares of our common stock which may be acquired by the selling stockholder if the selling stockholder converts a Convertible Promissory Note into shares of our common stock.

     The prices at which the selling stockholder may sell the shares of common stock will be determined by prevailing market prices for the shares or by negotiated transactions. We will not receive any of the proceeds from the sale of shares.

     Our common stock is quoted on the NASDAQ OTC Electronic Bulletin Board under the symbol "Ozone". On August 16, 2000, the closing sales price of our common stock on the NASDAQ OTC Electronic Bulletin Board was $.33.

     You should read the description of certain risks under the caption "Risk Factors" beginning on Page 3 before purchasing our common stock.

-------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------

            The date of this Prospectus is August 18, 2000.


     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Cyclo3pss Corporation (referred to in this prospectus as "Cyclo3pss", "we", or "us"), the selling stockholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public conference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

     (1) Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2000;

     (2) Our Annual Report on Form 10-K for the year ended February 29, 2000;

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                       William R. Stoddard, President,
                             3646 West 2100 South
                           Salt Lake City, UT 84120
                        Telephone number (801) 972-9090

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                              PROSPECTUS SUMMARY

     We have historically been engaged in a fully integrated business model providing the design, manufacturing, assembly, sales and installation of ozone application technologies and processes. Our principal technology provides an alternative to address food safety concerns and laundry disinfection and efficiency. Ozone technology is proven to reduce microbial counts on food and other products without the potential for the development of immunity or resistance by the organism. Ozone laundry systems enable users to reduce costs associated with labor, water, energy, chemical, textile replacement and wastewater. We have recently changed our business plan to include the licensing of proprietary technologies to partners who have resources better suited to successfully commercialize certain of our technologies or products.

     Our principal and executive offices are located at 3646 West 2100 South, Salt Lake City, UT 84120, telephone (801) 972-9090.

The Offering

     This offering pertains to the possible sale of up to 3,573,024 shares of our common stock by the selling stockholder. The selling stockholder has loaned $1,000,000 to us in exchange for a Convertible Promissory Note. The selling stockholder may, at its sole option, convert the Convertible Promissory Note into 3,573,024 shares of our common stock. The selling stockholder may, but is not required to, sell the shares subsequent to its conversion of the Convertible Promissory Note. We will not receive any proceeds from the sale of the shares by the selling stockholder.

     We have agreed to register the shares under the Securities Act of 1933, as amended (the "Securities Act") and in addition, take certain actions to comply with applicable state securities laws and regulations. We will bear all out-of-pocket expenses incurred in connection with the registration of the shares. All expenses relating to the registration of the shares, estimated to be approximately $20,000, will be borne by us. This offering is not being underwritten.

                                 RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus and in the documents to which we refer you under the heading "Where You May Find More Information" on page 2 before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition or operating results could be harmed. In that case, the trading price of our common stock could decline, and you may lose part or all of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the market price of our common stock.

     Ability to Continue as a Going Concern. As a result of our financial condition, our independent auditors included an explanatory paragraph in their report on our financial statements for the year ended February 29, 2000, with respect to our ability to continue as a going concern. Our ability to continue in the normal course of business is dependent upon our access to additional capital, successful commercialization of our technology and products, and the success of future operations. Uncertainties as to these matters raised substantial doubt about our ability to continue as a going concern at the date of such report. There can be no assurance that we will not incur continuing net losses in the future and there can be no assurance that we will successfully and profitably commercialize our technologies and products.

     Pledge of Intellectual Property. We have granted the Procter & Gamble Company (the selling stockholder) a first position security interest on all of our intellectual property to secure repayment of a loan in the amount of $1,000,000. If we are unable to repay this loan when it is due on February 28, 2001, and if the Proctor and Gamble Company does not convert the loan into shares of our common stock, the Proctor and Gamble Company could foreclose on, and possibly acquire, all of our intellectual property including, patents, trademarks, trade secrets and know how. This would result in significant harm to us and would threaten our ability to continue in business.

     History of Operating Losses; Uncertainty of Future Profitability. We have never operated at a profit. We have sold a limited number of products and have only generated a limited amount of revenue from our operations. There can be no assurance that we will ever generate revenue from any of our operations sufficient to achieve profitability.

     Future Capital Requirements and Negative Cash Flow. Our operations to date have consumed substantial amounts of cash. The negative cash flow from operations is expected to continue and may increase over the foreseeable future. We anticipate that our existing capital resources will enable us to maintain our current and planned operations through at least the end of Fiscal 2001. Thereafter, we will need to raise substantial additional funds to conduct our operations, develop our technologies and products and subsequently to establish manufacturing and marketing capabilities. We intend to seek additional funding through public or private financing, including equity financing, and through collaborative arrangements, and may seek additional funding before the end of Fiscal 2001. Adequate funds for these purposes, whether obtained through financial markets or from collaborative or other arrangements with corporate partners or other sources, may not be available when needed or on terms acceptable to us and may result in significant dilution to existing stockholders. Insufficient funds may require us to delay, scale back or eliminate some or all of our research and product development programs or to license third parties to commercialize products or technologies that we would otherwise seek to commercialize.

     Loss of NASDAQ Listing. Because of our financial condition and stock price, last year we were delisted from the NASDAQ SmallCap Market. Many brokers will not trade stocks that are not listed on an exchange or NASDAQ. The lack of a NASDAQ listing could hurt the liquidity of the shares of our common stock, potentially resulting in further reductions in market prices.

     We Expect to Experience Volatility in Our Share Price Which Could Negatively Affect Your Investment. Our stock price has been highly volatile and we expect to experience continued volatility due to a number of factors, including: - announcements of technological innovations; announcements relating to strategic relationships; - conditions affecting our industry; and our financial position and results of operations. These fluctuations may adversely affect the trading price of stock, regardless of our actual operating performance.

     No Assurance of Revenues from Eco-Pure Food Safety Systems, Inc. Our revenues are currently derived primarily from the sale of laundry systems and the sale of specialty chemicals. Our business plan includes the commencement of operations in the business of developing, marketing and installing food and other product decontamination systems. We are unable to determine whether (i) our products relating to decontamination systems will be accepted in the market,
(ii) we can fund our continued product development and marketing efforts; (iii) we will be able to enter into strategic relationships with partners to fully and profitably commercialize our products; or (iv) whether our products will be able to successfully compete in the market place.

     Uncertainty of Entrance Into Medical Sterilization Market. Although we have developed products and technologies relating to medical sterilization products, and have devoted significant cash resources to these products, we have not obtained FDA clearance for wide-scale marketing of such products and there can be no assurance that we will ever obtain such FDA clearance. Even if FDA clearance is obtained, there can be no assurance that we will be able to effectively and profitably enter into the medical sterilization product market. Due to our lack of capital, we have significantly reduced efforts to advance the progress of our medical sterilization products.

     Lengthy Sales Cycle. Our laundry system products and technologies have been a means of generating revenue. Installing and integrating a new laundry system requires a substantial investment by a customer. In addition, customers often require a significant number of product presentations and demonstrations, as well as substantial interaction with our senior management, before reaching a sufficient level of confidence in the system's performance characteristics and compatibility with the customer's target applications. Accordingly, our laundry systems typically have a lengthy sales cycle during which we may expend substantial funds and management time and effort with no assurance that a sale will result.

     Rapid  Technological  Change;   Dependence  on  Product  Development.   The
industries in which we are engaged are characterized by rapid technological change and evolving industry standards. As a result, we must continue to enhance our existing products and develop and manufacture new products and upgrades with improved capabilities, which has required and will continue to require substantial investments in research and development to advance a number of state-of-the-art technologies. Continuous investments in research and development also will be required to respond to the emergence of new technologies. The failure to develop, manufacture and market new products, or to enhance existing products, would have a material adverse effect on our business, financial condition and results of operations. In addition, our competitors can be expected to continue to develop and introduce new and enhanced products, any of which could cause a decline in market acceptance of our products or a reduction in our margins as a result of intensified price competition.

       Risk of Product Liability. The manufacture and sale of products entails an inherent risk of product liability. We maintain product liability insurance with limits of approximately $1,000,000 per occurrence and in the aggregate. There can be no assurance that our insurance is adequate to cover potential claims or that we will be able to obtain product liability insurance on acceptable terms in the future, or that any product liability insurance subsequently obtained will provide adequate coverage against all potential claims. A successful claim brought against us in excess of its insurance coverage, or any material claim for which insurance coverage was denied or limited, could have a material adverse affect on our business, results of operations and financial condition.

     Significant Industry Competition. The markets for the products we currently offer and will offer in the future, are and will be, highly competitive. Numerous manufacturers and distributors compete for customers throughout the United States and internationally in these industries. Many of our competitors are substantially larger and more experienced than we are, have longer operating histories and have materially greater financial and other resources than we have. There can be no assurance that we will be able to compete successfully with our more established and better capitalized competitors.

     Government Regulation. All of our operations are subject to a variety of governmental regulation just as all companies are subject to governmental regulation. In addition, our medical sterilization products, which are in development, are regulated in the U.S. by the Food and Drug Administration and other federal and state regulatory agencies. Domestic and foreign government regulatory and certification authorities may delay or prevent product introductions and may require additional studies or tests prior to product introduction.

     Patent Protection. Our patent and trade secret rights are of material importance to us and our future prospects because we rely on these rights to protect proprietary technology. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, it would be costly for us to enforce our rights in an infringement action and would divert funds and other resources from our operations. Furthermore, no assurance can be given that our products or processes will not infringe on any patents or other intellectual property rights of third parties. If our products or processes infringe the rights of third parties, no assurance can be given that we can obtain a license from the intellectual property owner on commercially reasonable terms or at all.

     We rely on confidentiality agreements with employees, consultants and current and potential customers to protect our trade secrets. No assurance can be given that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors. As we intend to enforce our patents, trademarks and copyrights and protect our trade secrets, we may be involved from time to time in litigation to determine the enforceability, scope and validity of these rights. Any such litigation could result in substantial cost to us and diversion of effort by our management and technical personnel.

     Dependence Upon Key Personnel. Our success is dependent upon numerous factors including the active and continued participation of our management team. The loss of services of current management, for any reason, would have a negative impact on our future success. We have no key man insurance on our officers and directors. Furthermore, there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of its business. Our continued expansion into areas and activities requiring additional expertise, such as regulatory compliance, manufacturing, monitoring and distribution of ozone wasting systems for the food industry is expected to place increased demands on our resources. Our activities are expected to require additional personnel with expertise in these areas and the development of additional expertise by existing personnel. The failure to acquire or retain such personnel, or develop such expertise could adversely affect the prospect for our success.

     Dividends. We have never paid a dividend on our common stock and there can be no assurance that we will ever pay a dividend. Any future cash dividends will depend on earnings, if any, our financial requirements and other factors. Investors who anticipate the need of an immediate income from their investment in our common stock should refrain from the purchase of the shares being offered hereby.

     Authorization of Preferred Stock and Anti-Takeover Effect Risk. Our Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with

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dividend, liquidation,  conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. Also, the voting power and percentage of stock ownership of the shareholders of our outstanding common stock can be substantially diluted by such preferred stock issuance.

     In addition, the issuance of such preferred stock may have the effect of rendering more difficult, or discouraging, an acquisition of Cyclo3pss or changes in our control. There can be no assurance that we will not issue preferred stock in the future. Other than the authorization of "blank check" preferred stock, we do not have any other provisions in our Certificate of Incorporation, Stock Option Plans, and/or Employment Agreements which may have an anti-takeover effect. The issuance of preferred stock with anti-takeover provisions may discourage bidders from making offers at a premium to the market price. In addition, the mere existence of an anti-takeover device may have a depressive effect on the market price of our stock.

     Risk of Loss of Entire Investment. Because of our limited capital, our adverse financial position, our limited operating history and other factors, each investor should be prepared to risk the entire loss of his or her investment in our shares.

                   WARNING ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus and the documents to which we refer you under the heading "Where You May Find More Information" contain forward-looking statements. In addition, from time to time, we, or our representatives, may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us.

     You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may", "will", "should", "expects", "anticipates", "contemplates", "estimates", "believes", "plans", "projected", "predicts", "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including the factors set forth under the heading "Risk Factors", beginning on Page 3 of this prospectus. These and other factors may cause our actual results to differ materially from any forward-looking statement.

     Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus and the documents to which we refer you under the heading "Where You Can Find More Information" and other statements made from time to time from us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions by us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and other statements made from time to time from us or our representatives, might not occur. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares by the selling stockholder. This offering satisfies our obligations to register under the Securities Act the resale of shares of our common stock in accordance with the agreement between the selling stockholder and us.

                  RESALE OF SHARES COVERED BY THIS PROSPECTUS

     This prospectus covers the resale by the selling stockholder referred to under the heading, "Selling Stockholder" of up to 3,573,024 shares of our common stock, all of which may be issued upon the conversion of a Convertible Promissory Note held by the selling stockholder. This prospectus does not cover the sale of shares by any person other than the selling stockholder.

                              SELLING STOCKHOLDER

     The selling stockholder is The Proctor & Gamble Company ("P &G"), whose address is One Proctor & Gamble Plaza, Cincinnati, Ohio 45202. The selling stockholder has made two loans to us in the total amount of $1,000,000. The loans are evidenced by a Convertible Promissory Note which is secured by a first security interest in all of our intellectual property. The loans are due and payable in full on or before February 28, 2001. The principal amount of the loans and accrued interest are convertible, in whole or in part, into our common stock at anytime during the loan term at the sole discretion of P & G at a price of $0.27987 per share. Both of the loans are evidenced by a single Convertible Promissory Note. The shares to which this prospectus relates are those shares that will be issued to the selling stockholder if it converts its Convertible Promissory Note into shares of our common stock.

     The shares of common stock are being registered under the Securities Act pursuant to our agreement with P & G. P. & G will be entitled to receive all of the proceeds from the future sale of its shares.

                                  THE COMPANY
General

      We have historically been engaged in a fully integrated business model providing the design, manufacturing, assembly, sales and installation of ozone application technologies and processes. Our principal technology provides an alternative to address food and product safety concerns and laundry disinfection and efficiency. Ozone technology is proven to reduce microbial counts on food products without the potential for the development of immunity or resistance by the organism. Ozone laundry systems enable users to reduce costs associated with labor, water, energy, chemical, textile replacement and wastewater.

     Because of our lack of capital, we have recently changed our business model to include the licensing of proprietary technologies to partners who have resources which may better enable them to commercialize certain of our technologies or products. We have entered into a Technology Licensing Agreement with Consolidated Stills and Sterilizers of Boston, MA. The agreement licenses the ozone medical instrument sterilization technology developed and patented by us for an initial licensing fee and future royalties. We anticipate negotiating similar arrangements on other of our proprietary technologies when the circumstances are beneficial. We will continue to engage in all integrated functions required in the synthesis, manufacturing and marketing of our specialty chemicals.

     NOTE: Ozone is a gas that is created naturally in the atmosphere by ultraviolet light or lightning. In the process the oxygen molecule (O2) is split into two atoms of oxygen (O) that then combine with another oxygen molecule to form ozone molecule (O3). This is an unstable molecule which reverts to regular oxygen within a short time period. Ozone is one of the most powerful oxidants and deodorants known and can be created artificially and applied to beneficial use through a technological process.

     We believe that our new business model of licensing technologies or entering into joint ventures with larger companies, provides us with the possibility of a more rapid market entry and acceptance. This new business model is designed to allow us access to revenues generated through licensing and royalty streams, while reducing our overhead.

Products and Technologies

     We have several products and services, one of which is the development, marketing and installation of Eco-Pure Food Safety Systems (the "Eco-Pure System"), for food and other product decontamination. We have also developed, validated and licensed consumer products such as a tooth brush sanitizer and a kitchen sponge sanitizer. In fiscal 2000, we have continued development of the technology to utilize ozone in small consumer and large industrial scale applications in both aqueous and gaseous forms. These applications can be applied to a broad spectrum of food, health and cleaning products for disinfection purposes.

     Consumers, food producers and processors large and small, are searching for new technology to address food safety concerns. Both consumers and food processors, who have relied heavily on chlorination, other chemicals and irradiation to decontaminate foods, are being forced to consider alternatives to chlorine, and other toxic chemicals and processes. We believe the Eco-Pure System offers a lower cost and more environmentally-friendly and consumer accepted form of decontamination than many other chemical treatments and irradiation.

     Our sales generated from these products in fiscal 2000 came mostly from research and development fees we charged to Otres, Inc. ("Otres") and The Procter & Gamble Company ("P&G") in connection with development and validation of two consumer products, the tooth brush sanitizer and the kitchen sponge sanitizer. Under contract to Otres, we spent eight months in the development and testing of the technology, and introduced the product to P&G. The introduction resulted in co-marketing agreements being negotiated by Otres with the Crest Division of P&G on the toothbrush sanitizer and the Dawn Division of P & G on the sponge sanitizer.

     We will receive royalties from the sale of these consumer devices worldwide, managing the ongoing relationship between Otres and P & G under contract. In addition we have a first right of refusal for future product development contracts on new consumer product categories being considered by Otres. The toothbrush and kitchen sponge sanitizers were developed by Otres in corroboration with us and are the subject of a co-marketing agreement with the Crest and Dawn divisions of P & G. The products are designed to kill 99.9% of germs found on toothbrushes and kitchen sponges using ozone technology, and they address a growing consumer concern, that of reducing the spread of germs and microorganisms, such as streptococci and staphylococci, in the home. Otres is in the final phase of production process development.

       For year end February 29, 2000, we reported $133,034 in sales for Eco-Pure Food Safety Systems, Inc. Our sales plan includes limited direct sales by us, and we will concentrate our efforts in locating appropriate marketing partners with infrastructures and access to the various markets into which our technologies will be sold.

     Our other products include our laundry washing systems which are marketed under the name Eco-Wash, formally known as the OzO3-Clean laundry systems. These systems consist of 1) an ozone generator, 2) oxygen concentrators, 3) pumps, filters, and piping systems used to transport ozone and ozonated water within the laundry facility, and 4) Programmable Logic Controller (PLC) computer systems that control the functions of the ozone system. Additionally, we have installed ozone safety monitoring devices and ozone destruct systems to assure the ambient ozone in the environment is below OSHA safety levels. These ozone-based textile washing systems dissolve soils on contact and require shorter wash cycles. Cost savings include reducing hot water requirements and energy costs, eliminating chlorine, reducing labor costs, reducing other chemical usage, and extending the life of most fabrics.

     The price of installing an Eco-Wash system can vary from $30,000 to $300,000 depending on laundry volume required by the operator. During fiscal 2000, we installed one Eco-Wash Systems for the Navy. We had $201,147 in sales for laundry systems for the year ended February 29, 2000.

     We believe these products will enjoy increased market potential in coming years due to:

o    Competitive   laundry  markets'  need  for  cost  reduction  and  increased productivity;

o    Further environmental restrictions placed on discharge water quality;

o    Increased emphasis on sanitation and disinfection in the laundry industry;

o Increased concern regarding environmental issues associated with the laundry industry; and

o Formation of strategic licensing and marketing arrangements with known industry vendors.

     Currently, we our marketing our laundry systems in the U.S. market through the efforts of management. However, we are exploring the possibility of establishing distributorship relationships with a large manufacturer on a regional basis beginning with those contracts awarded to us by the Navy. We have installed 16 ozone washing systems in major commercial laundries.

     We have developed technologies and products we believe may be effective alternatives to current methods of sterilizing medical instruments and devices through two product lines: "Ster-O-Zone" and "Sterox." Ster-O-Zone is an ozone gas sterilizer and Sterox is a patented liquid sterilant/disinfectant.

     We spent six years researching, developing and constructing pre-production prototypes of the Ster-O-Zone unit. Research and development was suspended in fiscal 1998 due to budget constraints. The FDA accepted the application for review and began the customary process of requesting additional information for evaluation. Due to resource requirements associated with pursuing the application, it was abandoned in late 1998. In November 1999, we entered into a technology licensing agreement with Consolidated Stills and Sterilizers of Boston, MA. The agreement licenses the ozone medical instrument sterilization technology developed and patented by us for use in Ster-O-Zone 100. The terms of the license included an initial licensing fee of $100,000 and ongoing royalties of 3% of gross revenues, once Consolidated Stills and Sterilizers has completed development and is generating revenue. Consolidated Stills and Sterilizer has been a developer, manufacturer and distributor of medical sterilizers for over 50 years, with a sales and distribution organization that encompass North America and over 60 countries. Consolidated Stills and Sterilizers also contracted with us for $38,500 to produce an eight cubic foot prototype ozone sterilizer using Consolidated Stills and Sterilizers' standard model sterilization vessel. This prototype serves as an initial test bench for development and validation of Consolidated Stills and Sterilizers' new product application to FDA.

     We recorded $100,000 in deferred revenue and $38,500 in sales for medical products for the year ended February 29, 2000, for the licensing and contract prototype sale to Consolidated Stills and Sterilizers. Revenues from the license fee are to be recognized in conjunction with the first $100,000 of royalty revenues received from Consolidated Stills and Sterilizers.

     We were awarded a patent on Sterox and anticipate further development and testing on this product in fiscal 2001. We are also considering the possibility of co-venturing the market development of Sterox with a strategic partner. .
     We believe that certain conditions exist that create an opportunity for new alternatives to current sterilization methods:

o Increased public and professional concern regarding the transmission of infectious diseases;

o Increased utilization of endoscopic instruments for minimally invasive surgical procedures;

o Competitive pressures in the health care industry will require increased cost containment and enhanced productivity;

o Increased decentralization of the delivery of patient care, including many procedures being performed in non-hospital facilities that do not have ready access to central sterilization services; and

o Greater environmental concern regarding the handling and disposal of toxic and bio-hazardous waste.

Cyclopss Biochemical Corporation

     In 1994, we acquired Chem BioChem Research, ("CBC") a specialty chemical company. This wholly-owned subsidiary has developed approximately 350 products for sale to commercial and research institutions and offers contract research and development services.

     CBC has concluded several development products that have been tied to an ongoing supply of the agents to the initiating parties. Pyrogonn LLC,, a limited liability corporation, was established during fiscal 1998 to commercialize a new high-performance aerospace polymer system which was co-developed with Foster-Miller Inc.("Foster Miller") It is hoped that this resin system will replace the industry standard, PMR-15, which is difficult to process and contains a carcinogenic chemical. Potential applications include jet engine parts, as well as aircraft and spacecraft structural components. Foster Miller continues to pursue funding from various grant opportunities to finance research and development in this important area.

     CBC continues to market specialized chemicals and research and development services to scientists and chemical companies around the world. Catalog sales to retail distributors and individual researchers continues to be a vital element of our business. CBC had $378,861 in sales for the year ended February 29, 2000.

     The manufacturing facilities used by CBC do not currently meet Good Laboratory Practices (GLP) or Good Manufacturing Practices (GMP); therefore, the chemical compounds produced therein are not sold for use in human trials or studies. Instead, most are sold through larger chemical distribution companies for research purposes only.

Research and Development Activities

     Our marketing efforts and our focus on supporting specific customer applications drive the research and development activities. Objectives of the research are to demonstrate disinfection efficacy and determine the conditions for ozone's optimum application. Specialty chemical research is directed at synthesizing new products for catalog sales and proprietary products and procedures for specific customers.

     Ozone research is conducted on products provided by customers or acquired by us that represent our market focus - consumer products and commercial food and laundry systems. For certain projects, we have signed non-disclosure agreements with customers that prevent us from revealing their name, location, and, in some cases, their product. Certain customers contract with us for research and development projects that are more extensive in the quantity of tests or require special process simulation not already existing in the laboratories. In determining the efficacy of ozone, control samples are used to monitor the effect of ozone with respect to the current technologies, if any. Once the efficacy has been demonstrated and the ozone delivery process is optimized through our research, the customer is presented with the research results and a proposal for a pilot project to be implemented in their facility, and operated by their employees.

     Technical accomplishments for year end February 29, 2000 contributed directly to $276,909 of our total revenue. Technical accomplishments this past year in research and development areas include:

     Design and development of a consumer Toothbrush and Sponge Sanitizers for Otres, Inc.: These two products are nearing production. We redesigned and optimized the ozone generator and conducted the microbiological research to verify that these appliances can destroy the appropriate bacteria that would likely be found on toothbrushes or sponges. The testing was performed with the presence of Crest(R) toothpaste or Dawn(R) dishwashing detergent. In addition, materials testing was performed on the Sanitizers' materials of construction and Crest toothbrushes and 3M Scotch-Brite(R) sponges.

     Design and development of an ozone disinfection system for a medical instrument for an international manufacturer: We designed a UV ozone system that provided >99% destruction of a broad spectrum of bloodborne pathogens. A prototype system was delivered to the customer for integration into a new product that will be available in late 2000.

     Design and development of a prototype 8 cubic foot medical sterilizer for Consolidated Stills and Sterilizers: As a part of a licensing agreement with
Consolidated Stills and Sterilizers, we designed and built a prototype ozone sterilizer on the customer's 8 cubic foot steam sterilizer. The design is based on earlier Ster-O3-Zone(TM) technology and patents. Microbiological testing showed the system was effective in complete destruction of the medical biological indicator, Bacillus subtilis, in 3-hour sterilization cycles. Consolidated Stills and Sterilizers intends to use the prototype to develop a commercial product for which we have the rights to receive royalties.

     Design and development of a prototype HVAC duct disinfection system for Zynko, Technology & Marketing, Inc.: In response to a Brazilian customer need, we developed an ozone system to destroy airborne and surface bacteria and fungi inside Heating, Ventilation, and Air

Conditioning (HVAC) ducts. Microbiological studies indicated that airborne bacteria were reduced by >99% and airborne fungi by 20% in air flow at 8 m/sec. The same microorganisms on the duct wall were reduced by >99.99% in a one hour period. We expect to install a system in an apartment building in Brazil sometime in 2000.

     Design and development of an Eco Wash Industrial Wipe Rag laundry system for the US Navy: We developed an ozone laundry system to retrofit two existing washer/extractors at the Navy Public Works Center in San Diego. The system was based on our Eco Wash design and experience in commercial applications. Acceptance tests were conducted by the Naval Facilities Engineering Service Center and proved that rags cleaned using the ozone process were significantly cleaner as measured by absorbency. The petroleum smell was nearly eliminated and the rags had a softer feel. The ozone process also produced 71% less water pollution (COD) and 27% lower operating costs. These savings result from the elimination of the need for hot water, reductions in water use, shorter cycle times, and less laundry chemicals. Following the successful demonstration, Cyclopss designed a US Navy Industrial Wipe Rag/Eco Wash Laundry that includes a 125-lb washer/extractor, a 175-lb dryer and an Eco-Wash 60 ozone system. The US Navy has approximately 40 sites that are potential customers for the Eco Wash System.

     CBC's Biochemical's research and development falls into three categories: established product improvement; new product development; and contract research and development. Our staff routinely attempts to develop improvements in synthesis procedures of established products. New biochemical products appear nearly every day in the scientific community. Our goal is to recognize those with the highest commercial potential and to develop economically viable syntheses for these materials. Contract research and development is a major focus of CBC. These efforts include the design and implementation of synthesis strategies, revision and development of customer processes, and scale-up of reaction sequences.

     Our research and development organization consists of a microbiologist, two organic chemists, and one electrical engineer under the direction of the Vice President of Research and Development. Two of the staff earned their Ph.D. in physics, and one in Chemistry. We incurred $131,050 in research and development expenses during the fiscal year ended February 29, 2000 compared to $289,147 during the fiscal year ended February 28, 1999. The reduction of research and development expenses was due to the redirection of our efforts to find strategic partners willing to fund the majority of our research and development efforts and license the developed application under royalty arrangements.

Manufacturing

     Our technologies become products through the proprietary system integration and assembly of a variety of component parts. We currently assemble and test each of our products in-house or at the time of assembly in the field. In certain instances, we rely on outside vendors for various parts and subassemblies and do not intend to be a basic manufacturer. We provided documentation to a large contract manufacturer for manufacturing purposes should the demand out pace our ability to assemble in house. In addition, we are looking at technology partnerships similar to those that we have with P & G and Otres, to handle all our manufacturing requirements.

Competition

     Our ozone-based food safety systems and laundry systems compete directly with chlorine and other chemical and physical treatments. Chlorine is used extensively throughout food processing and textile washing. However, scientific research demonstrates that chlorine is becoming less effective in destroying certain microorganisms, such as crytosporidium. Furthermore, extensive use of chlorine has caused ground water contamination in certain areas. Other competitive treatment methods in food are: irradiation, propylene oxide, ethylene oxide, methyl bromide, pasteurization and steam pasteurization.

     Our specialty consumer products for sterilization of tooth brushes and kitchen sponges, are unique products with limited markets and fragmented competition.

     Also, our laundry products are in competition with several small producers of ozone washing systems. These competitors include International EcoSciences, Guestcare, and Envirozone. We believes that each of these competitors are also small, early stage enterprises. We believes that our research and development activities over the past nine years as well as our newly adopted business model will gain it a competitive advantage in those markets targeted.

     Our specialty chemicals are unique products with limited markets and fragmented competition, as well.

Proprietary Technology, Patents,  and Trademarks

     We have developed technologies that we believe will enable us to offer effective ozone laundry systems, as well as support product development in certain other applications. Our gas sterilization technology has been developed around an ozone generation technology patented and owned by CleanTech International, Inc. ("CTI"), which we acquired in January 1994. Utilizing such ozone generation technology as the "core" for the development of our ozone products, we engineered technology applications with various components and modules. We have and will continue to seek patent protection for various components, technologies and systems it develops when appropriate, and will attempt to protect other components, technologies and systems through trade secret protection.

     License from CleanTech International, Inc. and Subsequent Acquisition of CTI. On June 4, 1991, we entered into a license agreement with CTI whereby CTI granted us the exclusive worldwide license to manufacture, license and sell the ozone generator developed by CTI, and any improvements thereon, for worldwide uses related to sterilization or disinfecting devices intended for sale to and use by medical, hospital and dental facilities for human and animal health care, including medical product manufacturers and suppliers. Effective January 1994, we acquired CTI.

The former shareholders of CTI were issued shares of our common stock and cash in connection with the acquisition.

     Patent Applications. To date, we have filed fifteen patent applications with the United States Patent and Trademark Office. Eleven of these patents have been granted, three of the patents are still pending and one of the submissions has been denied by the Patent Office and we have determined not to resubmit such application. The patent submissions relate to various component parts or technologies used in our sterilization, laundry products, food processing, consumer products, and chemical compounds.

     Trademarks. We have filed trademark applications with the United States Patent and Trademark Office for the trademarks "STER-03-ZONE(TM)", "Eco-Pure(TM)", and Eco-Wash(TM)". All of these applications have been allowed but the trademarks have not yet been issued. Other trademark applications such as "Sterox(TM)", "Ozo-clean(TM)" and "Zono-chem(TM)" have been abandoned or rejected. Additional trademark applications have been made for the "Ozone For The EarthTM", "Eco-Pure(TM)" and ozone symbol for our marketing programs.

                             PLAN OF DISTRIBUTION

     The Convertible Promissory Note entitles the selling stockholder to convert the Convertible Promissory Note into shares of our common stock. There can be no assurance that all or any portion of the Convertible Promissory Note will be converted into shares of our common stock. If the Convertible Promissory Note is converted by the selling stockholder into shares of our common stock, the selling stockholder may, in its sole discretion, sell all of the shares, sell some of the shares or sell none of the shares.

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the shares being offered by this prospectus on the Nasdaq OTC Electronic Bulletin Board, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices.

     The shares offered by this prospectus may be sold, without limitation, by one or more of the following means of distribution:

(a) a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

(c) an over-the-counter distribution in accordance with the rules of the Nasdaq OTC Electronic Bulletin Board;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

(e)  in privately negotiated transactions.

     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares offered hereby or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions.

     In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholder may also sell our common stock short and deliver the shares offered hereby to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholder may also pledge the shares offered hereby to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares offered hereby that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this prospectus. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder and/or purchasers of the shares offered by this prospectus (and, if it acts as agent for the purchaser of such shares, from such purchaser).

     Usual and customary brokerage fees will be paid by the selling stockholder. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales, may pay to or receive from the purchasers of such shares commissions computed as described above.

      To comply with the securities laws of certain states, if applicable, the shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares offered hereby in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder and will inform it of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

                               LEGAL PROCEEDINGS

     From time to time we are involved in legal actions and claims arising in the ordinary course of business. Currently we are not involved in any material litigation.

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of three classes: (1) 55,000,000 shares of common stock, par value $0.001, of which 27,782,853 shares were issued and outstanding as of August 1, 2000; (2) $0.01 par value preferred stock, of which 4,500,000 shares are authorized; and (3) 500,000 shares of Class AA preferred stock, of which none are issued and outstanding. The preferred stock may be designated by our Board of Directors as various series. As of August 1, 2000, our Board of Directors had designated (i) a Series "A" Preferred Stock of which 356,638 shares are issued and outstanding, (ii) a Series "B" Preferred Stock of which 838 shares are issued and outstanding, and (iii) a Series "C" Preferred Stock of which 550 shares are authorized but none of which are issued or outstanding.

Limitation on Directors' Liability, Charter Provisions and Other Matters

     Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or recision. Our Certificate of Incorporation limits the liability of our directors, to us and our stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to us or our  stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section
174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The inclusion of this provision in our Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted us and our stockholders. Our Bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters, and we have entered into indemnification agreements with each of our directors providing for indemnification with respect to certain matters. The indemnification agreements also provide that, to the extent we maintain directors' and officers' liability insurance policies, each director will be named as an insured under such policies.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     We are a Delaware corporation and we subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholders becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of the stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone (801) 272-9294.

Reports to Shareholders and Fiscal Year End

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. In addition, we may, in our discretion, distribute quarterly reports containing unaudited financial statements for each of the first three (3) quarters of each fiscal year. Our fiscal year end is February 28th.

                                 LEGAL MATTERS

     Certain legal matters in connection with the securities being offered hereby will be passed upon for we by Cohne, Rappaport & Segal, Salt Lake City, UT 84102.

                                    EXPERTS

     The consolidated financial statements of Cyclo3pss Corporation appearing in Cyclo3pss Corporation's Annual Report (Form 10-KSB) for the year ended February 29, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by Cyclo3pss Corporation or the selling stockholders. This Prospectus does not constitute an offer to buy any of these securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                   CONTENTS
                                                                          Page
Where You Can Find Information...............................................2
Prospectus Summary...........................................................2
Risk Factors.................................................................3
Warning About Forward-Looking Statements.....................................7
Use of Proceeds..............................................................8
Resale of Shares Covered by this Prospectus..................................8
Selling Stockholder..........................................................8
The Company................................................................. 8
Plan of Distribution........................................................16
Legal Proceedings...........................................................18
Description of Securities...................................................18
Legal Matters...............................................................20
Experts.....................................................................20



                       3,573,024 Shares of Common Stock

                             Cyclo3pss Corporation

                            ---------------------

                                  PROSEPCTUS
                            ---------------------




                              August 18, 2000

                                    Part II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the Common Stock being offered hereby:

     SEC Registration Fee...............................................$ 400
     Printing registration statement and other documents................1,000*
     Legal fees and expenses...........................................10,000*
     Accounting fees and expenses.......................................5,000*
     Miscellaneous expenses.............................................3,600*

                                                                      $20,000*
                                                                       =======
      * Estimated

Item 15.  Indemnification of Directors and Officers.

     As permitted by Sections 102 and 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of alleged breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situation described above.

     The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the Bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Registrant. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

Item 16.  Exhibits and Financial Statement Schedules.

  Exhibit
   Number   Description of Exhibit
-------------------------------------------------------------------------------
   4.01  Specimen Certificate representing the Common Stock (1)
   4.02  Convertible Promissory Note
   5.01  Opinion of Cohne, Rappaport & Segal
  23.01  Consent  of Ernst & Young LLP,  independent  auditors
  23.02  Consent of Cohne,  Rappaport & Segal (included in Exhibit 5.01 hereof)
  24.01 Power of attorney (included in the signature page of Part II of this Registration Statement)
-------------------------------------------------------------------------------

(1) Such Exhibit was filed with the Company's Registration Statement on Form 10-SB (File No. 0-22720 effective on December 24, 1993 and is hereby incorporated by reference.

Item 17.  Undertakings.

     The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to Item 15 of Part II of the Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on August 18, 2000.

                                 By:  /s/ William R. Stoddard
                                 ---------------------------------------------
                                 William R. Stoddard, Chief Executive Officer


                                 By: /s/ Mondis Nkoy, Chief Financial Officer
                                 ---------------------------------------------
                                 Mondis Nkoy, Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Stoddard, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Date               Title             Signature

August 18, 2000    President         /s/ William R. Stoddard
                   and Director      William R. Stoddard

August 18, 2000    CEO/Director      /s/ Durand Smith
                                     Durand Smith

August 18, 2000    Director          /s/ Richard C. Nelson
                                     Richard C. Nelson

August 18, 2000    Director          /s/ Steve Sarich, Jr.
                                     Steve Sarich, Jr.

August 18, 2000    Director          /s/ Michael J. Lakis
                                     Michael J. Lakis